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                                                                   EXHIBIT 15(a)


                                                          Arthur Andersen LLP
                                                          Suite 5600
                                                          901 Main Street
                                                          Dallas TX 75202
                                                          Tel 214-741-8300
                                                          www.arthurandersen.com



Anadarko Petroleum Corporation
17001 Northchase Drive
Houston, Texas 77060-1714



June 25, 2001




We are aware that Anadarko Petroleum Corporation has incorporated by reference in Amendment No. 1 to its Registration Statement on Form S-3 (File No. 333-60496) the Form 10-Q for Union Pacific Resources Group Inc. for the quarter ended March 31, 2000, which includes our report dated April 26, 2000, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


Very truly yours,


/s/ ARTHUR ANDERSEN LLP